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                                                                   EXHIBIT 12.0

                            APS HOLDING CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)


                                         YEAR ENDED   YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                         JANUARY 25,  JANUARY 27,   JANUARY 28,   JANUARY 29,   JANUARY 30,
                                             1997         1996          1995         1994          1993
                                          -------     ----------     -----------  -----------  ------------
Earnings before interest expense
   and income taxes                       $11,213        $30,939       $38,372       $26,144      $20,477
Portion of operating rents deemed
   representative of an interest factor     9,597          5,745         3,780         2,858        2,618
                                          -------        -------       -------       -------      -------

Earnings before fixed charges             $20,810        $36,684       $42,152       $29,002      $23,095
                                          =======        =======       =======       =======      =======


Interest expense                          $27,296        $16,256       $10,500       $22,039      $25,875
Portion of operating rents deemed
   representative of an interest factor     9,597          5,745         3,780         2,858        2,618
                                          -------        -------       -------       -------      -------

Fixed charges                             $36,893        $22,001       $14,280       $24,897      $28,493
                                          =======        =======       =======       =======      =======


Earnings to fixed charges                     0.6            1.7           3.0           1.2          0.8
                                          =======        =======       =======       =======      =======
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